Exhibit 99.1

Contacts:
Chris Senner
Chief Financial Officer
Exelixis, Inc.
650-837-7240
csenner@exelixis.com

Susan Hubbard
EVP, Public Affairs & Investor Relations
Exelixis, Inc.
650-837-8194
shubbard@exelixis.com

EXELIXIS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS
AND PROVIDES CORPORATE UPDATE

- Total Revenues of $451.1 Million for the Fourth Quarter of 2021, $1.43 Billion for the Full Year 2021 -
- Cabozantinib franchise achieved a significant milestone with $1.08 Billion in U.S. Net Product Revenues for the Full Year 2021, including $302.7 Million for the Fourth Quarter 2021 -
- GAAP Diluted EPS of $0.29 for the Fourth Quarter of 2021, $0.72 for the Full Year 2021 -
- Non-GAAP Diluted EPS of $0.35 for the Fourth Quarter of 2021, $1.01 for the Full Year 2021 -
- Conference Call and Webcast Today at 5:00 PM Eastern Time -

ALAMEDA, Calif. - February 17, 2022 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the fourth quarter and full year 2021 and provided an update on progress toward achieving key corporate objectives, as well as commercial, clinical and pipeline development milestones.

“The Exelixis team made significant progress across our entire business in the fourth quarter and throughout 2021,” said Michael M. Morrissey, Ph.D., President and Chief Executive Officer, Exelixis. “With strong performance from CABOMETYX® in the fourth quarter, the cabozantinib franchise achieved two significant commercial milestones in 2021 with Exelixis full year U.S. net product revenues exceeding $1 billion and global net product revenues generated by Exelixis and its partners of more than $1.5 billion. These major milestones reflect the importance of our flagship product not only as a treatment for multiple serious cancers, but as the foundation for our company’s growth, enabling the buildout of our clinical pipeline and fueling our ambition to become a global, multiproduct oncology company.”

Dr. Morrissey continued: “In late 2021 and early 2022, we achieved multiple key pipeline and discovery milestones, including expanding the phase 1b clinical program for XL092, advancing the phase 1 development of XB002 and XL102, in-licensing and progressing XL114 toward the clinic, and expanding our portfolio through new business development agreements. Collectively, our four clinical compounds and more than 10 discovery programs represent an exciting, diverse portfolio of therapeutic candidates with the potential to improve outcomes for patients with cancer. I’m grateful to the Exelixis team for their continued focus, commitment and hard work as we advance our mission to help cancer patients recover stronger and live longer.”

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 2 of 10
February 17, 2022

Fourth Quarter and Full Year 2021 Financial Results

Total revenues for the quarter and year ended December 31, 2021 were $451.1 million and $1,435.0 million, respectively, compared to $270.1 million and $987.5 million for the comparable periods in 2020.

Total revenues for the quarter and year ended December 31, 2021 included net product revenues of $302.7 million and $1,077.3 million, respectively, compared to $200.4 million and $741.6 million for the comparable periods in 2020. The increases in net product revenues were primarily related to increases in sales volume driven by the strong uptake for the combination therapy of CABOMETYX (cabozantinib) and OPDIVO® (nivolumab) following approval by the U.S. Food and Drug Administration (FDA) in January 2021.

Collaboration revenues, composed of license revenues and collaboration services revenues, were $148.5 million and $357.7 million for the quarter and year ended December 31, 2021, respectively, compared to $69.7 million and $246.0 million for the comparable periods in 2020. The increases in collaboration revenues were primarily related to increases in the recognition of milestone-related revenues, increases in development cost reimbursements earned, and higher royalty revenues for the sales of cabozantinib outside of the U.S. generated by Exelixis’ collaboration partners, Ipsen Pharma SAS (Ipsen) and Takeda Pharmaceutical Company Limited (Takeda).

Research and development expenses for the quarter and year ended December 31, 2021 were $222.3 million and $693.7 million, respectively, compared to $154.3 million and $547.9 million for the comparable periods in 2020. The increases in research and development expenses were primarily related to increases in license and other collaboration costs, personnel expenses and stock-based compensation expense, which were partially offset by decreases in clinical trial costs.

Selling, general and administrative expenses for the quarter and year ended December 31, 2021 were $99.3 million and $401.7 million, respectively, compared to $82.4 million and $293.4 million for the comparable periods in 2020. The increases in selling, general and administrative expenses were primarily related to increases in personnel expenses, marketing costs, legal costs, corporate giving and stock-based compensation expense.

Provision for (benefit from) income taxes for the quarter and year ended December 31, 2021 was $22.9 million and $63.1 million, respectively, compared to $(0.3) million and $19.1 million for the comparable periods in 2020, primarily due to an increase in pre-tax income.

GAAP net income for the quarter ended December 31, 2021 was $95.2 million, or $0.30 per share, basic and $0.29 per share, diluted, compared to GAAP net income of $28.4 million, or $0.09 per share, basic and diluted, for the comparable period in 2020. GAAP net income for the year ended December 31, 2021 was $231.1 million, or $0.73 per share, basic and $0.72 per share, diluted, compared to GAAP net income of $111.8 million, or $0.36 per share, basic and $0.35 per share, diluted, for the comparable period in 2020.

Non-GAAP net income for the quarter ended December 31, 2021 was $113.3 million, or $0.36 per share, basic and $0.35 per share, diluted, compared to non-GAAP net income of $43.3 million, or $0.14 per share, basic and diluted, for the comparable period in 2020. Non-GAAP net income for the year ended December 31, 2021 was $324.2 million, or $1.03 per share, basic and $1.01 per share, diluted, compared to non-GAAP net income of $193.3 million, or $0.63 per share, basic and $0.61 per share, diluted, for the comparable period in 2020. Non-GAAP net income excludes stock-based compensation, adjusted for the related income tax effect.

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 3 of 10
February 17, 2022

Cash, cash equivalents, restricted cash equivalents and investments were $1.9 billion at December 31, 2021, compared to $1.5 billion at December 31, 2020.

Non-GAAP Financial Measures

To supplement Exelixis’ financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Exelixis presents non-GAAP net income (and the related per share measures), which excludes from GAAP net income (and the related per share measures) stock-based compensation expense, adjusted for the related income tax effect for all periods presented.

Exelixis believes that the presentation of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. In particular, Exelixis believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Exelixis’ results from period to period, and to identify operating trends in Exelixis’ business. Exelixis has excluded stock-based compensation expense, adjusted for the related income tax effect, because it is a non-cash item that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. Exelixis also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.

These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Exelixis encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations, to more fully understand Exelixis’ business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

2022 Financial Guidance

Exelixis is providing the following financial guidance for fiscal year 2022:

Total revenues	$1.525 billion - $1.625 billion
Net product revenues	$1.325 billion - $1.425 billion
Cost of goods sold	5% - 6% of net product revenues
Research and development expenses (1)	$725 million - $775 million
Selling, general and administrative expenses (2)	$400 million - $450 million
Effective tax rate	20% - 22%
____________________
(1)    Includes $45 million of non-cash stock-based compensation expense.
(2)    Includes $50 million of non-cash stock-based compensation expense.

Cabozantinib Highlights

Cabozantinib Franchise Net Product Revenues and Royalties. Net product revenues generated by the cabozantinib franchise in the U.S. were $302.7 million during the fourth quarter of 2021, with net product revenues of $295.1 million from CABOMETYX and $7.6 million from COMETRIQ® (cabozantinib). For the year ended December 31, 2021, net product revenues generated by the cabozantinib franchise in the U.S. were $1,077.3 million, with net product revenues of $1,054.1 million from CABOMETYX and $23.2 million from COMETRIQ. In 2021, global cabozantinib franchise net product revenues generated by Exelixis and its partners

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 4 of 10
February 17, 2022

exceeded $1.5 billion. Based upon cabozantinib-related net product revenues generated by Exelixis’ collaboration partners during the quarter and year ended December 31, 2021, Exelixis earned $29.3 million and $105.1 million, respectively, in royalty revenues.

Achievement of Cabozantinib Sales-Based Milestone from Ipsen. In the fourth quarter of 2021, Exelixis recorded in license revenues a $100.0 million milestone from Ipsen in connection with the achievement of $400.0 million in net sales in its related license territory over four consecutive quarters. Exelixis expects to receive this payment in the first quarter of 2022.

Completion of Enrollment in CONTACT-01 Pivotal Trial of Cabozantinib in Combination with an Immune Checkpoint Inhibitor (ICI) in Previously Treated Metastatic Non-Small Cell Lung Cancer (NSCLC). In November 2021, Exelixis announced that enrollment was completed for CONTACT-01, the global phase 3 pivotal trial evaluating cabozantinib in combination with atezolizumab versus docetaxel in patients with metastatic NSCLC who have been previously treated with an ICI and platinum-containing chemotherapy. CONTACT-01 enrolled 366 patients who were randomized 1:1 to the experimental arm of cabozantinib in combination with atezolizumab and the control arm of docetaxel. The primary endpoint of the trial is overall survival (OS). Secondary endpoints include progression-free survival (PFS), objective response rate (ORR) and duration of response (DOR). CONTACT-01 is sponsored by F. Hoffmann-La Roche Ltd. (Roche) and co-funded by Exelixis. Interim data from the trial are anticipated in the second half of 2022.

Presentation of Detailed Results from Phase 3 COSMIC-312 Pivotal Trial of Cabozantinib in Combination with Atezolizumab in Previously Untreated Advanced Hepatocellular Carcinoma (HCC) at the European Society for Medical Oncology Asia Virtual Oncology Week 2021 (ESMO Asia 2021). In November 2021, Exelixis presented detailed results from the first planned analysis of COSMIC-312, the ongoing phase 3 pivotal trial evaluating cabozantinib in combination with atezolizumab versus sorafenib in patients with previously untreated advanced HCC, at ESMO Asia 2021. Exelixis expects the final OS data to be available in early 2022.

Completion of Enrollment in CONTACT-03 Pivotal Trial of Cabozantinib in Combination with Atezolizumab in Previously Treated Metastatic Renal Cell Carcinoma (RCC). In January 2022, Exelixis announced that enrollment was complete for CONTACT-03, the global phase 3 pivotal trial evaluating cabozantinib in combination with atezolizumab versus cabozantinib alone in patients with locally advanced or metastatic clear cell or non-clear cell RCC who progressed during or following treatment with an ICI. CONTACT-03 enrolled 523 patients who were randomized 1:1 to the experimental arm of cabozantinib in combination with atezolizumab and the control arm of cabozantinib alone. The primary endpoints of the trial are PFS per Response Evaluation Criteria in Solid Tumors v. 1.1 as assessed by independent radiology review and OS. Secondary endpoints include PFS, ORR and DOR as assessed by study investigators. CONTACT-03 is sponsored by Roche and co-funded by Exelixis. Interim data from the trial are anticipated in the second half of 2022.

Cabozantinib Data at the 2022 American Society of Clinical Oncology Gastrointestinal Cancers Symposium (ASCO GI 2022). In January 2022, investigators presented encouraging data from two trials of cabozantinib in combination with ICIs for the treatment of advanced colorectal cancer (CRC). The results reinforce Exelixis’ decision to pursue clinical development of XL092, which pairs a target profile similar to cabozantinib with a potentially significantly improved safety profile, in advanced CRC through the STELLAR-303 global phase 3 pivotal trial expected to initiate in the first half of 2022.

Cabozantinib Data at the 2022 American Society of Clinical Oncology Genitourinary Cancers Symposium (ASCO GU 2022). Later this week, cabozantinib will be the subject of multiple data presentations at ASCO GU 2022, which is being held in a hybrid virtual/in-person format from February 17-19. Notable presentations include two additional data sets from the phase 3 pivotal CheckMate -9ER study providing final OS analysis and

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 5 of 10
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organ-specific target lesion assessments with two-year follow-up, and updated health-related quality of life results.

Pipeline Highlights

In-Licensing of Second Anti-Cancer Compound from Aurigene Discovery Technologies Limited (Aurigene) Following FDA Acceptance of Investigational New Drug (IND) Application. In October 2021, Exelixis and Aurigene announced that Exelixis exercised its exclusive option to in-license XL114 (formerly AUR104) under the companies’ July 2019 collaboration, option and license agreement. As a result, Exelixis assumed responsibility for all subsequent clinical development, manufacturing and commercialization of the novel anti-cancer compound that inhibits the CARD11-BCL10-MALT1 (CBM) complex, a key component of signaling downstream of B- and T-cell receptors, which promotes B- and T-cell lymphoma survival and proliferation. Following the FDA’s recent acceptance of Exelixis’ IND, the company plans to initiate a phase 1 trial of XL114 as a monotherapy in patients with non-Hodgkin’s lymphoma (NHL) in the first half of 2022.

Initiation of STELLAR-002 Phase 1b Trial Evaluating XL092 in Combination with Immuno-Oncology (IO) Therapies in Patients with Advanced Solid Tumors. In December 2021, Exelixis announced the initiation of the dose-escalation stage of STELLAR-002, a phase 1b trial evaluating XL092 in combination with IO therapies in advanced solid tumors. The objective of the study is to evaluate the safety, tolerability and efficacy of XL092, Exelixis’ novel next-generation tyrosine kinase inhibitor, in combination with: nivolumab; nivolumab and ipilimumab; and nivolumab and bempegaldesleukin. Exelixis expects to expand the STELLAR-002 study, as well as the ongoing phase 1b STELLAR-001 study, which are evaluating XL092 in combination with several IO therapies, into potential new tumor types, and IO and other targeted therapy combination regimens throughout 2022. Clinical updates are expected in 2022.

Amendment of Option and License Agreement for XB002, an Antibody-Drug Conjugate (ADC) Targeting Tissue Factor (TF). In January 2022, Exelixis and Iconic Therapeutics, Inc. (Iconic) announced amended terms to their May 2019 exclusive option and license agreement for XB002, a next-generation TF-targeting ADC. Under the amended agreement, Exelixis acquired broad rights to use the anti-TF antibody incorporated into XB002 for any application, including conjugated to other payloads, as well as rights within oncology to a number of other anti-TF antibodies developed by Iconic, including for use in ADCs and multispecific biotherapeutics. The single-agent dose escalation cohort for Exelixis’ ongoing phase 1 trial of XB002 continues enrolling, with the study moving into its cohort expansion and combination phase as the next step. Based on early clinical data supportive of a potentially differentiated and best-in-class profile, Exelixis intends to aggressively expand development of XB002, both as a monotherapy and in combination with ICIs and other targeted therapies, across a wide range of tumor types, including indications other than those currently addressed by commercially available TF-targeted therapies. Exelixis expects to provide clinical updates from the ongoing phase 1 study of XB002 in 2022.

Corporate Updates

Exclusive Collaboration and License Agreement with STORM Therapeutics LTD (STORM) to Discover and Develop Inhibitors of Novel RNA Modifying Enzymes. In October 2021, Exelixis and STORM entered into an exclusive collaboration and license agreement under which the companies will discover and advance novel drug leads intended for the treatment of cancer. The collaboration will focus initially on ADAR1, advancing early work by STORM applying its proprietary RNA epigenetic platform, as well as explore an additional undisclosed target.

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 6 of 10
February 17, 2022

Appointment of Jacqueline Wright to the Exelixis Board of Directors. In December 2021, Exelixis announced that Jacqueline (Jacky) Wright was appointed to the company’s Board of Directors. The appointment took effect on December 16, 2021. Ms. Wright is an accomplished technology executive with decades of technology experience and is widely recognized for her expertise in digital transformation, both in the public and private sectors. She currently serves as Corporate Vice President & Chief Digital Officer, U.S. Business at Microsoft Corporation.

Appointment of Vicki L. Goodman, M.D., as Executive Vice President, Product Development & Medical Affairs and Chief Medical Officer (CMO). In January 2022, Exelixis announced the appointment of Vicki L. Goodman, M.D., as Executive Vice President, Product Development & Medical Affairs and CMO. Dr. Goodman has more than 20 years of oncology experience as a drug development leader at global biopharmaceutical organizations, regulator and clinician. She joined from Merck & Co., where she served as Vice President, Clinical Research and Therapeutic Area Head, Late Stage Oncology. Dr. Goodman will be based in the Greater Philadelphia area. As part of her role overseeing the company’s product development operations, she will play a leadership role in building a new Exelixis team that will expand the company’s development activities on the East Coast. Exelixis’ East Coast presence will complement the company’s growing West Coast development team and enable the company to lay additional groundwork for potential future growth outside the U.S.

Announcement of Key Priorities and Anticipated Milestones for 2022. In January 2022, Exelixis announced its key priorities and anticipated milestones for 2022, including: multiple pivotal clinical trial readouts for cabozantinib across the COSMIC and CONTACT clinical studies; the launch of the XL092 phase 3 pivotal trial program; the expansion of the ongoing phase 1b STELLAR-001/-002 clinical trials of XL092, with plans to provide clinical updates; accelerated development and expansion of the XB002 clinical program, with plans to provide clinical updates from the ongoing phase 1 study; expansion of the XL102 phase 1 clinical program into the cohort expansion phase, with plans to provide clinical updates; initiation of the phase 1 trial for XL114, an inhibitor of the CBM complex, in patients with NHL; plans to expand development operations to the East Coast under the leadership of Dr. Goodman, the company’s newly hired CMO; and the progression of up to five new development candidates into preclinical development from the company’s more than 10 discovery programs currently advancing through internal and collaborative efforts. Exelixis presented the details of its key priorities and anticipated milestones at the 40th Annual J.P. Morgan Healthcare Conference.

Basis of Presentation

Exelixis has adopted a 52- or 53-week fiscal year policy that ends on the Friday closest to December 31st. For convenience, references in this press release as of and for the fiscal periods ended January 1, 2021 are indicated as being as of and for the periods ended December 31, 2020.

Conference Call and Webcast

Exelixis management will discuss the company’s financial results for the fourth quarter and full year of 2021 and provide a general business update during a conference call beginning at 5:00 p.m. ET / 2:00 p.m. PT today, Thursday, February 17, 2022.

To access the webcast link, log onto www.exelixis.com and proceed to the News & Events / Event Calendar page under the Investors & Media heading. Please connect to the company’s website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 855-793-2457 (domestic) or 631-485-4921 (international) and provide the conference call passcode 8647777 to join by phone.

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 7 of 10
February 17, 2022

A telephone replay will be available until 8:00 p.m. ET on Saturday, February 19, 2022. Access numbers for the telephone replay are: 855-859-2056 (domestic) and 404-537-3406 (international); the passcode is 8647777. A webcast replay will also be archived on www.exelixis.com for one year.

About Exelixis

Founded in 1994, Exelixis, Inc. (Nasdaq: EXEL) is a commercially successful, oncology-focused biotechnology company that strives to accelerate the discovery, development and commercialization of new medicines for difficult-to-treat cancers. Following early work in model system genetics, we established a broad drug discovery and development platform that has served as the foundation for our continued efforts to bring new cancer therapies to patients in need. Our discovery efforts have resulted in four commercially available products, CABOMETYX® (cabozantinib), COMETRIQ® (cabozantinib), COTELLIC® (cobimetinib) and MINNEBRO® (esaxerenone), and we have entered into partnerships with leading pharmaceutical companies to bring these important medicines to patients worldwide. Supported by revenues from our marketed products and collaborations, we are committed to prudently reinvesting in our business to maximize the potential of our pipeline. We are supplementing our existing therapeutic assets with targeted business development activities and internal drug discovery - all to deliver the next generation of Exelixis medicines and help patients recover stronger and live longer. Exelixis is a member of the Standard & Poor’s (S&P) MidCap 400 index, which measures the performance of profitable mid-sized companies. For more information about Exelixis, please visit www.exelixis.com, follow @ExelixisInc on Twitter or like Exelixis, Inc. on Facebook.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements related to: Exelixis’ ambition to become a global, multiproduct oncology company; the potential for Exelixis’ diverse portfolio of therapeutic candidates to improve outcomes for patients with cancer; Exelixis’ 2022 financial guidance; the anticipated timing for receipt of a $100.0 million milestone payment from Ipsen for Ipsen’s achievement of $400.0 million in net sales in its related license territory over four consecutive quarters; Exelixis’ expectations and related anticipated timelines for the availability of data from the ongoing CONTACT-01, COSMIC-312 and CONTACT-03 phase 3 pivotal trials evaluating cabozantinib in combination with atezolizumab; Exelixis’ clinical development plans for XL092, including the expected initiation of the STELLAR-303 global phase 3 pivotal trial in the first half of 2022 and expansion of the ongoing STELLAR-001 and STELLAR-002 phase 1b trials into potential new tumor types and combination regimens throughout 2022, as well as Exelixis’ expectation for clinical updates in 2022; Exelixis’ belief in the clinical opportunity for XL092, which pairs a target profile similar to cabozantinib with a potentially significantly improved safety profile; Exelixis’ planned cabozantinib presentations at ASCO GU 2022; Exelixis’ plans to initiate a phase 1 trial of XL114 as a monotherapy in patients with NHL in the first half of 2022; Exelixis’ clinical development plans for XB002, including the expected initiation of the cohort expansion and combination phase of the ongoing phase 1 trial, as well as Exelixis’ expectation for clinical updates in 2022; the potentially differentiated and best-in-class profile of XB002 and Exelixis’ intention to aggressively expand development of XB002, both as a monotherapy and in combination with ICIs and other targeted therapies, into indications other than those currently addressed by commercially available TF-targeted therapies; Exelixis’ plans to expand its development activities on the East Coast and for potential future growth outside the U.S.; Exelixis’ key priorities and anticipated milestones for 2022; and Exelixis’ plans to reinvest in its business to maximize the potential of the company’s pipeline, including through targeted business development activities and internal drug discovery. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 8 of 10
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these risks and uncertainties, which include, without limitation: the continuing COVID-19 pandemic and its impact on Exelixis’ clinical trial, drug discovery and commercial activities; the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis’ and its partners’ ability to obtain or maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; complexities and the unpredictability of the regulatory review and approval processes in the U.S. and elsewhere; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib and other Exelixis products; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions; and other factors discussed under the caption “Risk Factors” in Exelixis’ Quarterly Report on Form 10-Q submitted to the Securities and Exchange Commission (SEC) on November 2, 2021, and in Exelixis’ future filings with the SEC, including, without limitation, Exelixis’ Annual Report on Form 10-K expected to be filed with the SEC on February 18, 2022. All forward-looking statements in this press release are based on information available to Exelixis as of the date of this press release, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Exelixis, the Exelixis logo, CABOMETYX and COMETRIQ are registered trademarks of Exelixis, Inc.
COTELLIC is a registered trademark of Genentech, Inc.
MINNEBRO is a registered trademark of Daiichi Sankyo Company, Limited.
OPDIVO is a registered trademark of Bristol-Myers Squibb Company.
-see attached financial tables-

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 9 of 10
February 17, 2022
EXELIXIS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Net product revenues	$302,679	$200,353	$1,077,256	$741,550
License revenues	133,094	53,977	249,956	167,295
Collaboration services revenues	15,367	15,722	107,758	78,693
Total revenues	451,140	270,052	1,434,970	987,538
Operating expenses:
Cost of goods sold	12,917	9,037	52,873	36,272
Research and development	222,268	154,279	693,716	547,851
Selling, general and administrative	99,311	82,439	401,715	293,355
Total operating expenses	334,496	245,755	1,148,304	877,478
Income from operations	116,644	24,297	286,666	110,060
Interest income	1,441	3,489	7,672	19,865
Other income (expense), net	(64)	341	(184)	912
Income before income taxes	118,021	28,127	294,154	130,837
Provision for (benefit from) income taxes	22,855	(261)	63,091	19,056
Net income	$95,166	$28,388	$231,063	$111,781
Net income per share:
Basic	$0.30	$0.09	$0.73	$0.36
Diluted	$0.29	$0.09	$0.72	$0.35
Weighted-average common shares outstanding:
Basic	317,567	310,774	314,884	308,271
Diluted	323,187	319,519	322,359	318,001

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Exelixis Fourth Quarter and Fiscal Year 2021 Financial Results	Page 10 of 10
February 17, 2022
EXELIXIS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Cash and investments (1)	$1,854,908	$1,538,842
Working capital	$1,497,157	$1,240,737
Total assets	$2,616,239	$2,137,333
Total stockholders’ equity	$2,210,615	$1,879,113
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(1)    Cash and investments is composed of cash, cash equivalents, restricted cash equivalents and investments.

EXELIXIS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net income	$95,166	$28,388	$231,063	$111,781
Adjustments:
Stock-based compensation - research and development expenses (1)	9,104	7,064	46,654	37,198
Stock-based compensation - selling, general and administrative expenses (1)	14,062	12,215	73,166	67,872
Income tax effect of the above adjustments	(5,013)	(4,347)	(26,668)	(23,542)
Non-GAAP net income	$113,319	$43,320	$324,215	$193,309
GAAP net income per share:
Basic	$0.30	$0.09	$0.73	$0.36
Diluted	$0.29	$0.09	$0.72	$0.35
Non-GAAP net income per share:
Basic	$0.36	$0.14	$1.03	$0.63
Diluted	$0.35	$0.14	$1.01	$0.61
Weighted-average common shares outstanding:
Basic	317,567	310,774	314,884	308,271
Diluted	323,187	319,519	322,359	318,001
    ____________________
(1)    Non-cash stock-based compensation expense used for GAAP reporting in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation.